SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   November 30, 2009

 Mass Hysteria Entertainment Company, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-53739	20-3107499
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

5555 Melrose Avenue, Swanson Building
Suite 400
Hollywood, CA 90038
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(323) 956-8388
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2009 (the “Closing Date”), Mass Hysteria Entertainment Company, Inc. (the “Company”) entered into a subscription agreement described below in Item 3.02 to sell shares of common stock, par value $0.001, at a price of $0.20 per share to an accredited investor.   In this offering, the Company raised $200,000 and sold 1,000,000 shares of its common stock.

Item 2.03 Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 30, 2009, we entered into agreements that created material direct financial obligations. The agreements are more fully described in Item 3.02 below.

Item 3.02 Unregistered Sale of Securities.

On November 30, 2009, we entered into a subscription agreement (the “Subscription Agreement”) with an accredited investor. A form of the Subscription Agreement is attached hereto as Exhibit 4.1. Pursuant to the Subscription Agreement, we sold 1,000,000 shares of our common stock for $200,000 or $0.20 per share.  The Subscription Agreement provides for an adjustment of the offering price downward to the trading price on the date that is six months after the Closing if the closing bid price on that date is below the $0.20 per share offering price.  Depending on the closing bid price on the six-month anniversary of this offering, this provision may result in us issuing the investor more shares of our common stock.

The sale of the Common Stock was issued in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) or Section 4(2) of the Securities Act.

Item 9.01.  Financial Statements and Exhibits.

 (d) Exhibits:

4.1	Subscription Agreement dated as of November 30, 2009 among the Company and the Purchasers listed on the signature page thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASS HYSTERIA ENTERTAINMENT CO., INC.

Date: December 22, 2009	By:	/s/ Daniel Grodnik
Daniel Grodnik
Chief Executive Officer, Principal Accounting Officer